                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

                                         [_] Confidential, for Use of the
[X] Definitive Proxy Statement               Commission Only (as Permitted by
                                             Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                           CHORDIANT SOFTWARE, INC.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

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      pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
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    previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (6) Amount Previously Paid:

  (7) Form, Schedule or Registration Statement No.:

  (8) Filing Party:

  (9) Date Filed:

                       [LOGO OF CHORDIANT SOFTWARE, INC.]

                      20400 Stevens Creek Blvd., Suite 400
                              Cupertino, CA 95014

                               ----------------

                    Notice of Annual Meeting of Stockholders
                           to be held on May 15, 2001

                               ----------------

TO THE STOCKHOLDERS OF CHORDIANT SOFTWARE, INC.:

   Notice Is Hereby Given that the Annual Meeting of Stockholders of Chordiant Software, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 15, 2001 at 9:00 a.m. local time at the Company's principal executive office, located at 20400 Stevens Creek Blvd., Suite 400, Cupertino, CA 95014, for the following purposes:

     1. To elect 2 directors to hold office until the 2004 Annual Meeting of Stockholders.

     2. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on April 2, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /S/ STEVE G. VOGEL

                                          Steve G. Vogel
                                          Secretary

Cupertino, California
April 20, 2001


 All Stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                            CHORDIANT SOFTWARE, INC.
                      20400 Stevens Creek Blvd., Suite 400
                              Cupertino, CA 95014

                               ----------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                           TO BE HELD ON MAY 15, 2001

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed proxy is solicited on behalf of the Board of Directors of Chordiant Software, Inc., a Delaware corporation ("Chordiant" or the "Company"), for use at the Annual Meeting of Stockholders to be held on May 15, 2001, at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the principal executive office of the Company, located at 20400 Stevens Creek Blvd., Suite 400, Cupertino, CA 95014. The Company intends to mail this proxy statement and accompanying proxy card on or about April 20, 2001 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

   The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for the reasonable costs associated with the forwarding of solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented via telephone, telegram, email, facsimile or other similar suitable means, or by personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, by Corporate Investor Communications, Inc. No additional compensation will be paid to directors, officers or other regular employees for such services, but, should it render solicitation services, Corporate Investor Communications, Inc. will be paid its customary fee, which is not expected to exceed $5,500.00, plus reasonable out of pocket expenses.

Voting Rights and Outstanding Shares

   Only holders of record of common stock at the close of business on April 2, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 2, 2001 the Company had outstanding and entitled to vote 50,596,537 shares of common stock. Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

   All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether any matter to which this proxy statement relates has been approved.

Revocability of Proxies

   Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company, at the Company's principal executive office, 20400 Stevens Creek Blvd., Suite 400, Cupertino, CA 95014, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

   The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is January 20, 2002.

   Stockholders wishing to submit proposals or director nominations at the 2002 Annual Meeting that are not to be included in such proxy statement and proxy must submit written notice of such proposals or nominations to the Secretary of the Company. Pursuant to the Company's bylaws, such notice must be received at the principal executive office of the Company, located at 20400 Stevens Creek Blvd., Suite 400, Cupertino, CA 95014, not later than the close of business on March 16, 2002 nor earlier than the close of business on February 14, 2002.

   Such notice must also provide as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and
(v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act").

   Stockholders wishing to submit proposals or director nominations are advised to review the Company's bylaws, which contain information relating to the foregoing requirements.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

   The Company's amended and restated certificate of incorporation and bylaws provide that the board of directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the board may be filled only by persons elected by a majority of the remaining directors. A director elected by the board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

   The board of directors is presently composed of eleven (11) members divided into three classes. The authorized size of the board will decrease automatically by one (1) member for each vacancy arising prior to May 14, 2001, but in no event will the size of the board decrease to fewer than seven (7) board members without further board authorization.

   The division of the three classes and their respective initial election dates are as follows: (i) the class I directors' term will expire at the 2001 annual meeting; (ii) the class II directors' term will expire at the 2002 annual meeting; and (iii) the class III directors' term will expire at the 2003 annual meeting. At each annual meeting of stockholders after the initial election dates mentioned above, the successors to directors whose terms will then expire, as well as those directors with expiring terms who are reelected, will be elected to serve from the time of election and qualification until the third annual meeting following their election.

   There are five (5) class I directors whose term of office expires at the 2001 annual meeting. Two current class I directors, Kathryn C. Gould and David
R. Springett, have been nominated by the board for election to a three-year term, which expires at the 2004 annual meeting. Oliver D. Curme, Carol L. Realini and William Raduchel, each of whom is a current class I director, have expressed a desire not to run for election at the 2001 annual meeting and are expected to resign prior to May 14, 2001. Mitchell Kertzman, currently serving as a class III director, has expressed that he may resign prior to the 2001 annual meeting. Each resignation prior to May 14, 2001 will automatically decrease the authorized size of the board by one (1). If the four directors who currently contemplate resigning all resign prior to May 14, 2001, the authorized size of the will be seven (7) members on May 14, 2001.

   If elected at the 2001 annual meeting, each of the nominees will serve until the 2004 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

   Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose.

   Set forth below is biographical information for each person nominated for election to a class I directorship at the 2001 annual meeting.

Nominees for Election for a Three-year Term Expiring at the 2004 Annual Meeting

   Kathryn C. Gould has been a director of Chordiant since July 1996. She is a manager for each of the general partners for Foundation Capital I, II, and III, a family of venture capital limited partnerships, and has been a member of that firm since December 1995. Since 1989, Ms. Gould has been a general partner of Merrill, Pickard, Anderson & Eyre, a venture capital firm. Ms. Gould also serves as a director of Eloquent, Inc., a

Web-based business communications solutions provider, and as a director of Interwoven, Inc., a software provider. Ms. Gould received a B.Sc. in physics from the University of Toronto and an M.B.A. from the University of Chicago.

   David R. Springett, Ph.D. has been a director of Chordiant since January 2000. Dr. Springett has served as president of the Community College Foundation, an educational foundation, since February 1994. Dr. Springett was also president of Strategic Marketing Associates, a marketing company, from January 1992 to January 1994 and held various positions with Xerox Corporation, a photocopy and computer equipment company, from May 1963 to May 1991, including vice-president, strategic marketing and director, European marketing. He is a member of the board of directors of the California Vehicle Foundation and the California State Commission on Welfare Reform and Training. Dr. Springett has received degrees from the Royal Military College of Canada, the University of Toronto, Queen's University and Harvard University.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NAMED NOMINEE.

               DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

   Chordiant's officers and current directors and the positions held by them are as follows:

         Name          Age                      Position
         ----          ---                      --------

 Samuel T. Spadafora..  58 Chief Executive Officer and Chairman of the Board

 Stephen Kelly........  39 President, Chief Operating Officer and Director

 Donald J. Morrison...  43 Executive Vice President, Business Development and
                            Marketing

 Joseph F. Tumminaro..  52 Chief Strategy Officer and Director

 Steve G. Vogel.......  49 Senior Vice President of Finance, Chief Financial
                            Officer, Chief Accounting Officer and Secretary

 Oliver D. Curme......  47 Director

 Kathryn C. Gould.....  50 Director

 William E. Ford......  39 Director

 Mitchell Kertzman....  52 Director

 Robert S. McKinney...  59 Director

 William Raduchel.....  54 Director

 Carol L. Realini.....  47 Director

 David R. Springett...  65 Director

Class I Directors Not Continuing In Office After the 2001 Annual Meeting

   Oliver D. Curme has been a director of Chordiant since July 1996. Mr. Curme has served as a general partner of several entities associated with Battery Ventures LP, a venture capital company, since 1988. Mr. Curme received his B.S. from Brown University and his M.B.A. from Harvard Business School. Mr. Curme has elected not to run for a new term as a class I director and expects to resign as a director prior to the 2001 annual meeting.

   Carol L. Realini was a founder of Chordiant and has been a director since Chordiant's inception in March 1991. She recently joined the board of Finestra Software in Palo Alto, CA. Ms. Realini has served as president, chief executive officer and chairman of XO Family, Inc. from November 1999 through November 2000. From May 1997 to November 1999, she served as Chordiant's chairman. From May 1997 until June 1998, Ms. Realini served as Chordiant's president and chief executive officer. From January 1990 until May 1997,

Ms. Realini served as president, chief executive officer and chairman of J. Frank Consulting, Inc., a consulting services firm and the predecessor company to Chordiant. From June 1988 to January 1990, Ms. Realini served as vice president of sales and marketing of Legato Systems, Inc. Ms. Realini received her B.A. with honors in mathematics from University of California, Santa Cruz and her masters degree from California State University, San Jose. Ms. Realini and Mr. Tumminaro, Chordiant's chief strategy officer and also a director, are married to each other. Ms. Realini has elected not to run for a new term as a class I director and expects to resign prior to the 2001 annual meeting.

   William Raduchel, Ph.D has been a director of Chordiant since August 1998. Mr. Raduchel is currently the chief technology officer of AOL Time Warner, Inc., an online service provider. Mr. Raduchel held various positions with Sun Microsystems, a computer systems company, from 1989 to 1998, including chief strategy officer from January 1998 to September 1999, vice president, corporate planning and development and chief information officer from July 1991 to January 1998 and chief financial officer. Mr. Raduchel received his B.A. from Michigan State University and his A.M. and Ph.D. from Harvard University. He is a director of MIH Limited and OpenTV, Inc. and two private companies. Mr. Raduchel has elected not to run for a new term as a class I director and expects to resign as a director prior to the 2001 annual meeting.

Class II Directors Continuing in Office Until the 2002 Annual Meeting

   Joseph F. Tumminaro is a founder of Chordiant and has served as a director since Chordiant's inception in March 1991. In April 2001, Mr. Tumminaro became Chordiant's chief strategy officer, stepping down from the position of chief technology officer that he had held since Chordiant's inception in March 1991. Mr. Tumminaro also served as secretary of Chordiant from its inception until October 1999. From 1985 to 1990, Mr. Tumminaro served as president, vice president of technology and a director of J. Frank Consulting, the predecessor company to Chordiant. Mr. Tumminaro received his B.A. from Southern Illinois University. Mr. Tumminaro and Ms. Realini, a current director of Chordiant who has elected not to run for a second term as a class I director and expects to resign as a director prior to the 2001 annual meeting, are married to each other.

   Stephen Kelly has been a director of Chordiant since March 2001. Mr. Kelly has acted as Chordiant's president and chief operating officer since October 2000. Between September 1998 and October 2000, he served as Chordiant's senior vice president of Europe, Middle East and Africa operations. From October 1997 to September 1998, Mr. Kelly served as Chordiant's vice president of Europe, Middle East and Africa operations. From 1987 to 1998, Mr. Kelly worked in various sales, alliances and marketing roles at Oracle's United Kingdom operations, most recently as director of Europe, Middle East and Africa alliances and industry groups. Mr. Kelly received his B.A. with honors in business administration and accounting from the University of Bath, in England.

   William E. Ford was appointed as a director of Chordiant on March 27, 2001. Mr. Ford has served as a director of Prime Response from October 1997 until it was acquired by Chordiant on March 27, 2001. Mr. Ford has served as a managing member of General Atlantic Partners, LLC (or its predecessor), a private equity investment firm that invests globally in Internet information technology companies, since 1991. Mr. Ford also serves as a director of Priceline.com, Inc., a provider of Internet pricing systems, E*Trade Group, Inc., a provider of Internet financial services, Eclipsys Corporation, a software company, Wit Soundview Group, Inc., a technology-focused investment bank and several private information technology companies.

Class III Directors Continuing in Office Until the 2003 Annual Meeting

   Samuel T. Spadafora has served as chief executive officer and a director of Chordiant since June 1998. From June 1998 until October 2000, he was also Chordiant's president. In November 1999, Mr. Spadafora was elected as Chordiant's chairman of the board of directors. From April 1994 to June 1998, Mr. Spadafora served as vice president of worldwide field operations for the microelectronic business of Sun Microsystems, a computer systems and networking company. Mr. Spadafora holds a B.A. in marketing from Eastern Michigan University.

   Robert S. McKinney has been a director of Chordiant since January 2000. Mr. McKinney has served as president of Information Management Consulting, a consulting firm, since September 1998 and is acting chief information officer of Metropolitan Life Insurance Company's individual business and client services business units. Mr. McKinney was chief information officer of Tenneco Automotive Inc., an automotive parts manufacturing company, from March 1996 to September 1998 and chief information officer of PaineWebber, an investment banking firm, from February 1990 to February 1996. Mr. McKinney received a B.S. in mechanical engineering from the U.S.M.M.S, Kings Point and a masters degree in management and industrial engineering from Columbia University.

   Mitchell Kertzman has been a director of Chordiant since February 1997. Mr. Kertzman has served as chief executive officer and a director of Liberate Technologies, a Internet access software company, since November 1998. From November 1998 to January 2001 Mr. Kertzman served as president of Liberate Technologies. Before joining Liberate, Mr. Kertzman was a member of the board of directors of Sybase, Inc., a database company, from February 1995 until November 1998. He has served as chairman of Sybase's board of directors since July 1997. Between February 1998 and August 1998, he also served as co-chief executive officer of Sybase. From July 1996 until February 1997 Mr. Kertzman served as chief executive officer of Sybase, and from July 1996 until July 1997 he also served as president of Sybase. Between February 1995 and July 1996, Mr. Kertzman served as an executive vice president of Sybase. In February 1995, Sybase merged with Powersoft Corporation, a provider of application development tools. Mr. Kertzman had served as chief executive officer and a director of Powersoft since he founded it in 1974. Mr. Kertzman has also served as a director of CNET Networks, Inc., an Internet content company, since 1997 and as a director of Handspring, Inc. since 2000.

Executive Officers Who Are Not Directors

   Steve G. Vogel has served as Chordiant's senior vice president, chief financial officer and chief accounting officer since March 12, 2001. From April of 2000 to March 2001, Mr. Vogel was vice president and chief financial officer of Tessera, Inc., an intellectual property company serving the semiconductor industry. From February 1999 to March 2000, Mr. Vogel was the vice president of finance and chief financial officer of iLogistix, a supply chain management company. On March 23, 2001 (more than a year after Mr. Vogel left his position), iLogistix filed for protection under Chapter 11 of the federal bankruptcy laws. Mr. Vogel also served from 1994 to 1999 as the vice president, chief financial officer and general counsel of Microbank Software, Inc., a software company providing back office automation to the financial services industry. Previously, Mr. Vogel was the vice president and chief financial officer of Transform Logic Corp., director of finance for Guardian Industries and in progressive financial roles at Ryder System, Corning and Ford Motor Company. He holds an MBA from The Wharton School at the University of Pennsylvania, an LL.M. in corporation law from the New York University School of Law, a JD, cum laude, from the Arizona State University School of Law, and a BA and MBA from Lehigh University. An attorney at law, Mr. Vogel was admitted to the State Bars of New York, New Jersey and Arizona, and holds both CPA and CMA designations.

   Donald J. Morrison has served as Chordiant's executive vice president, business development and marketing since September 2000. From January 1999 until September 2000, Mr. Morrison served as Chordiant's executive vice president, worldwide sales and marketing. Mr. Morrison joined Chordiant as executive vice president of marketing in June 1997. From March 1995 to June 1996, Mr. Morrison served as senior vice president of marketing and OEM sales for Network Peripherals Inc., a high-speed networking company focused on fast Internet products. From January 1994 to February 1995, Mr. Morrison served as vice president of marketing at Strategic Mapping, Inc., an applications software company. Mr. Morrison received his B.A. in business administration from San Francisco State University and his masters degree in marketing management from Golden Gate University.

                         BOARD COMMITTEES AND MEETINGS

   During the fiscal year ended December 31, 2000 the board of directors held ten meetings and acted by unanimous written consent one time. The board has both an audit committee and a compensation committee.

Board and Committee Attendance

   During the fiscal year ended December 31, 2000, all directors, except Joseph
F. Tumminaro and Oliver D. Curme, attended at least 75% of the aggregate of the meetings of the board and of the committees on which they served held during the period for which they were a director or committee member, respectively.

Compensation Committee

   The compensation committee makes recommendations to the board concerning salaries and incentive compensation for directors, officers, employees and consultants of the Company, and awards stock options to employees and consultants under the Company's stock option plans. The compensation committee is composed of three outside directors: Kathryn C. Gould, Robert S. McKinney and Mitchell Kertzman. Mr. McKinney was appointed to the compensation committee on March 26, 2001. It met two times and acted by unanimous written consent four times during the fiscal year ended December 31, 2000. The "Report of the Compensation Committee of the Board of Directors on Executive Compensation" can be found beginning at page 19 of this Proxy Statement.

Audit Committee

   The audit committee is presently composed of three directors, Oliver D. Curme, William Raduchel and David R. Springett, each of whom is independent (as independence is defined in Rule 4200(a)(14) of the Nasdaq Stock Market listing standards). It met three times during the fiscal year ended December 31, 2000.

   The audit committee meets at least annually with both the Company's independent auditors and management to review the results of the annual audit and discuss the year-end financial statements and all other related disclosures; recommends to the board on an annual basis the independent auditors to be retained for the ensuing year; evaluates the independent auditors' performance, including the scope, extent and procedures of the audit and the compensation to be paid therefor; receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls; reviews and approves all professional services provided to the Company by its independent auditors and assesses the potential effect of such services on the independence of such auditors; remains, through the individual efforts of its members, knowledgeable with respect to accounting and reporting principles and practices applied by the Company in preparing its financial statements, including without limitation, the policies for recognition of revenues in such financial statements; investigates, reviews and reports to the board the propriety and ethical implications of any transaction made known to it between the Company and any Company employee, officer or director, or any affiliates thereof; consults with the independent auditors and Company management regarding the scope and quality of internal accounting and financial reporting controls in effect at the Company; reviews all quarterly financial statements and any changes in accounting policies; and evaluates the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information; and elicits the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

   The audit committee is responsible for providing independent, objective oversight of Chordiant's accounting functions and internal controls. The audit committee is composed of independent directors (as independence is defined in Rule 4200(a)(14) of the Nasdaq Stock Market listing standards). The audit committee acts under a written charter first adopted and approved by the board in November 1999 and subsequently amended in January 2000. A copy of the audit committee charter, as amended, is attached to this Proxy Statement as Appendix A.

   The responsibilities of the audit committee include recommending to the board an accounting firm to be engaged as Chordiant's independent accountants for the ensuing fiscal year. Additionally, and as appropriate, the audit committee reviews and evaluates the independent accountants' performance, and discusses and consults with Chordiant's management and the independent accountants regarding the following:

  . the plan for, and the independent accountants' report on, each audit of Chordiant's financial statements;

  . changes in Chordiant's accounting practices, principles, controls or methodologies;

  . significant developments in accounting rules;

  . the adequacy of Chordiant's internal accounting and financial reporting controls and financial accounting and auditing personnel; and

  . the cooperation received by the independent auditors during their audit examination, including access to all requested records, data and information and the responsiveness of the independent auditors to Chordiant's needs.

   The audit committee is responsible for recommending to the board that Chordiant's financial statements be included in the Company's Annual Report on Form 10-K. The audit committee undertook a number of steps before reaching a decision to make this recommendation with respect to the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

   First, the audit committee discussed with PricewaterhouseCoopers LLP, the Company's independent accountants for fiscal year ended December 31, 2000, those matters communicated to and discussed with the audit committee under applicable auditing standards. This discussion specifically included those matters enumerated under SAS 61 (Codification of Statement on Auditing Standards, AU Section 380), which includes, among other things, methods used to account for significant unusual transactions, the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus, the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusion regarding the reasonableness of those estimates, disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

   Second, the audit committee reviewed the written disclosures from the independent accountants (covering those matters addressed by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES) and then discussed with PricewaterhouseCoopers LLP various considerations relevant in the assessment of their independence, including the rendition of non-audit services by PricewaterhouseCoopers LLP. This discussion informed the audit committee of the extent of PricewaterhouseCoopers LLP's independence, and assisted the committee in determining such independence was sufficient to assure that the auditing and oversight functions provided by PricewaterhouseCoopers LLP generated unbiased and objective information. Specifically, the audit committee determined the rendering of information technology consulting services and all other non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the auditor's independence.

   Finally, the audit committee reviewed and discussed, with Chordiant's management and PricewaterhouseCoopers LLP, Chordiant's audited consolidated balance sheets at December 31, 2000 and 1999, consolidated statements of operations, consolidated statements of stockholders' equity and consolidated statements of cash flows for each of the years in the three-year period ended December 31, 2000.

   Based on the discussions with PricewaterhouseCoopers LLP concerning the audit, the independence discussions and the financial statements review, and such other matters deemed relevant and appropriate by the audit committee, the audit committee recommended to the board that the audited financial statements be included in Chordiant's 2000 Annual Report on Form 10-K and that PricewaterhouseCoopers LLP be retained as the Company's independent auditors for the fiscal year ending December 31, 2001.

                                          February 1, 2001

                                          Oliver D. Curme, Audit Committee
                                           Chair
                                          William Raduchel, Audit Committee
                                           Member
                                          David R. Springett, Audit Committee
                                           Member

                                   PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The board of directors has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since 1996. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

   Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors is not required by the Company's bylaws or otherwise. However, the board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee and the board will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee and the board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

   The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2001. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

   Audit Fees. During the fiscal year ended December 31, 2000, the aggregate fees billed by PricewaterhouseCoopers LLP for the audit of the Company's financial statements for such fiscal year and for the reviews of the Company's interim financial statements was $226,000.

   Financial Information Systems Design and Implementation Fees. During the fiscal year ended December 31, 2000, PricewaterhouseCoopers LLP did not provide information technology consulting services to the Company.

   All Other Fees. During fiscal year ended December 31, 2000, the aggregate fees billed by PricewaterhouseCoopers LLP for professional services other than audit and information technology consulting fees was $852,000.

   The audit committee has determined the rendering of the information technology consulting services and all other non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the auditor's independence.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following tables set forth certain information regarding the beneficial ownership of the Company's outstanding common stock as of March 30, 2001 by:
(i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) each person (or group of affiliated persons) who is known by the Company to beneficially own more than 5% of the Company's outstanding common stock.

                            Beneficial Ownership(1)

                                                                     Percent
                                                          Number of    of
Name of Beneficial Owner                                    Shares    total
------------------------                                  ---------- -------
Directors, Nominees and Executive Officers:

Samuel T. Spadafora(2)...................................  1,664,233   3.2
Stephen Kelly(3).........................................  1,254,083   2.4
Donald J. Morrison(4)....................................    684,794   1.3
Joseph F. Tumminaro(5)...................................  4,498,122   8.9
Steve G. Vogel(6)........................................    312,500     *
Oliver D. Curme(7).......................................  2,526,263   5.0
Kathryn C. Gould(8)......................................  3,140,813   6.2
Mitchell Kertzman(9).....................................    113,825     *
Robert S. McKinney(10)...................................     25,000     *
William Raduchel(11).....................................    112,500     *
David R. Springett(12)...................................     25,000     *
Carol L. Realini(5)......................................  4,498,122   8.9
William Ford(13).........................................  5,801,528  11.4
All directors and officers as a group(14)................ 24,656,783  45.4

Five Percent Stockholders:

Entities associated with General Atlantic Partners,
 LLC(15).................................................  5,749,028  11.0
  General Atlantic Services Corporation
  3 Pickwick Plaza
  Greenwich, CT 06830

First Plaza Group Trust(16)..............................  3,120,719   6.2
  The Chase Manhattan Bank, Trustee
  4 Chase Metrotech Center
  18th Floor
  Brooklyn, NY 11245

Entities associated with Foundation Capital, L.P.(17)....  3,115,813   6.2
  70 Willow Road
  Suite 200
  Menlo Park, CA 94025

James Carling(18)........................................  3,171,300   6.3
  291 Nahanton Street
  Newton, MA 02459

Battery Ventures III, L.P................................  2,501,263   5.0
  20 William Street
  Suite 200
  Wellesley, MA 02481

--------
  *Less than 1%.

 (1) Beneficial ownership is calculated according to rules established by the Securities and Exchange Commission. According to such rules, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 30, 2001 are considered outstanding. These shares, however, are not considered outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table or as a result of applicable community property laws, the Company believes each stockholder named in the table has sole voting and investment power to the shares shown as beneficially owned by them.

    This table is based upon information supplied by officers, directors and principal stockholders and Schedule 13F and 13G filings filed with the Securities and Exchange Commission.

 (2) Consists of:

    . shares held by Mr. Spadafora's children;

    . 4,083 shares acquired under Chordiant's Employee Stock Purchase Plan;

    . 70,000 shares held by trusts for the benefit of Mr. Spadafora's children and grandchildren;

    . 653,750 shares held by a family trust; and

    . 936,400 shares issuable upon exercise of options within 60 days of March 30, 2001.

 (3) Consists of:

    . 4,083 shares acquired under Chordiant's Employee Stock Purchase Plan;

    . 138,541 shares held by Mr. Kelly's spouse; and

    . 1,111,459 shares issuable upon exercise of options within 60 days of March 30, 2001.

 (4) Consists of:

    . 15,000 shares held by trusts for the benefit of Mr. Morrison's children;

    . 1,935 shares acquired under Chordiant's Employee Stock Purchase Plan;
      and

    . 438,172 shares issuable upon exercise of options within 60 days of March 30, 2001.

 (5) The common stock held by Mr. Tumminaro and Ms. Realini consists of:

    . 4,424,696 shares held by a family trust and trusts for the benefit of Mr. Tumminaro's and Ms. Realini's children; and

    . 73,426 shares issuable upon exercise of options within 60 days of March 30, 2001.

 (6) Consists of 312,500 shares issuable upon exercise of options within 60 days of March 30, 2001.

 (7) Includes 25,000 shares issuable upon exercise of options within 60 days of March 30, 2001. Includes 2,501,263 shares held by Battery Ventures III, L.P. Mr. Curme is a managing member of Battery Partners III LLC, general partner of Battery Ventures III, L.P. Mr. Curme disclaims beneficial ownership of the shares held by these entities except to the extent of his proportionate partnership interest in these entities.

 (8) Includes 25,000 shares issuable upon exercise of options within 60 days of March 30, 2001. Ms. Gould is a managing member of Foundation Capital Management, LLC, which is the general partner and managing member of Foundation Capital, LP and Foundation Capital Entrepreneurs Fund LLC. She disclaims beneficial ownership of the shares held by the entities associated with Foundation Capital, except to the extent of her financial interest in these entities.

 (9) Includes 113,825 shares issuable upon exercise of options within 60 days of March 30, 2001.

(10) Includes 25,000 shares issuable upon exercise of options within 60 days of March 30, 2001.

(11) Includes 112,500 shares issuable upon exercise of options within 60 days of March 30, 2001.

(12) Includes 25,000 shares issuable upon exercise of options within 60 days of March 30, 2001.

(13) Includes 27,500 shares issuable upon exercise of options assumed as a result of the Company's acquisition of Prime Response, and 25,000 shares issuable upon the exercise of options granted under the Company's non-employee director plan (upon Mr. Ford becoming a member of the Chordiant board) within 60 days of March 30, 2001. Ms. Ford is a managing member of General Atlantic Partners, LLC ("GAP LLC") and a general partner of GAP Coinvestment Partners, L.P. ("GAPCO I") and GAP Coinvestment Partners II, L.P. ("GAPCO II"). GAP LLC is the general partner of General Atlantic Partners 42, L.P. ("GAP 42"), General Atlantic Partners 48, L.P. ("GAP 48"), General Atlantic Partners 52 ("GAP 52") and General Atlantic Partners 57, L.P. ("GAP 57"). The managing members of GAP LLC are also the general partners of GAPCO I and GAPCO II. GAP 42, GAP 48, GAP 52, GAP 57, GAP LLC, GAPCO I and GAPCO II (the "GAP Group") are a "group" within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. Mr. Ford disclaims beneficial ownership of the securities held by entities associated with GAP LLC, except to the extent of his pecuniary interest therein.

(14) Includes shares described in the notes above, as applicable.

(15) Consists of:

    . 2,818,400 shares held by General Atlantic Partners 42, L.P;

    . 286,267 shares held by General Atlantic Partners, 48 L.P;

    . 932,185 shares held by General Atlantic Partners, 52 L.P;

    . 406,476 shares held by General Atlantic Partners, 57 L.P;

    . 828,018 shares held by GAP Coinvestment Partners, L.P;

    . 290,182 shares held by GAP Coinvestment Partners II, L.P; and

    . 187,500 shares issuable upon the exercise of warrants held by GAP
      Coinvestment Partners, L.P. and GAP Coinvestment Partners II, L.P. The warrants are immediately exercisable, and expire on March 3, 2004.

    General Atlantic Partners, LLC ("GAP LLC") is the general partner of General Atlantic Partners 42, L.P. ("GAP 42"), General Atlantic Partners 48, L.P. ("GAP 48"), General Atlantic Partners 52 ("GAP 52") and General Atlantic Partners 57, L.P. ("GAP 57"). The managing members of GAP LLC are also the general partners of GAP Coinvestment Partners, L.P. ("GAPCO I") and GAP Coinvestment Partners II ("GAPCO II"). GAP 42, GAP 48, GAP 52, GAP 57, GAP LLC, GAPCO I and GAPCO II (the "GAP Group") are a "group" within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. Mr. Ford disclaims beneficial ownership of the securities held by entities associated with GAP LLC, except to the extent of his pecuniary interest therein.

(16) The Chase Manhattan Bank acts as the trustee for First Plaza Group Trust. These shares may be considered to be owned beneficially by General Motors Investment Management, a wholly-owned subsidiary of General Motors Corporation. General Motors Investment Management is serving as the trust's investment manager for these shares and in that capacity it has the sole power to direct the trustee about the voting and disposition of these shares. Because of the trustee's limited role, beneficial ownership of the shares by the trustee is disclaimed.

(17) Consists of:

    . 265,987 shares held by Foundation Capital Entrepreneurs LLC; and

    . 2,849,826 shares held by Foundation Capital LP.

    Foundation Capital Management, LLC is the managing member of Foundation Capital Entrepreneurs Fund, LLC and is the general partner of Foundation Capital, LP. Ms. Gould is a director of Chordiant and disclaims beneficial ownership of the shares held by these Foundation Capital entities, except to the extent of her financial interest as a member of Foundation Capital Management, LLC.

(18) Mr. Carling is the former chief technology officer of Prime Response, Inc. His stockholdings in Chordiant were acquired as a result of the share exchange that occurred pursuant to the merger agreement between Chordiant and Prime Response under which 0.6 shares of Chordiant common stock were exchanged for each outstanding share of Prime Response's common stock.

                      DIRECTOR AND EXECUTIVE COMPENSATION

Compensation of Directors

   Directors do not receive cash compensation from the Company for their services as members of the board or for attendance at committee meetings. Directors are, however, eligible for reimbursement for expenses incurred in connection with attendance at board meetings in accordance with Company policy.

   Each non-employee director also receives stock option grants under the 1999 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") (only non-employee directors of the Company or an affiliate of such directors are eligible to receive options under the Director's Plan). Options granted under the Director's Plan are non-discretionary, and are intended by the Company not to qualify as incentive stock options.

   Under the Directors' Plan, each non-employee director is automatically entitled to receive an initial option to purchase 25,000 shares of the Company's common stock. Pursuant to the terms of the Directors' plan, initial grants to purchase 25,000 shares of the Company's common stock were made to those non-employee directors serving on the board on February 14, 2000, the effective date of the Company's initial public offering. The Directors' Plan also provides that each director elected or appointed subsequent to February 14, 2000 receive an initial option to purchase 25,000 shares of the Company's common stock on the date of such non-employee director's election or appointment to the board. As provided under the Directors' Plan, these option grants are immediately exercisable with 25% of the shares vesting on the anniversary of the grant date and 1/48th of the shares vesting each month thereafter.

   In addition, on the day after each of the Company's annual meetings of stockholders, starting with the 2001 annual meeting, the Directors' Plan provides that each person who is then a non-employee director will automatically be granted an annual option to purchase 7,500 shares of the Company's common stock. As provided under the Directors' Plan, these annual option grants are immediately exercisable, with the shares vesting in equal monthly installments over a year period measured from the date of grant. Beginning after the Company's 2001 annual Meeting, if a non-employee director is appointed to the board between annual meetings, the annual option is prorated to reflect the amount of time to be served until the next annual meeting.

   Finally, on the day after each of the Company's annual meetings, starting with the annual meeting in 2001, the Directors' Plan provides that each non-employee director who is then serving on a board committee will automatically be granted an option to purchase 5,000 shares of the Company's common stock. As provided under the Directors' Plan, these option grants are exercisable immediately and vests monthly over the year period measured from the date of grant. If the non-employee director is appointed to a committee after the annual meeting, the option is prorated according to the time to be served until the next annual meeting.

   The exercise price of options granted under the Directors' Plan is the fair market value of the Company's common stock on the date of the grant. Each option grant made pursuant to the Directors' Plan has a term of ten years. However, the time in which an option granted under the Directors' Plan may be exercised ends three months from the date the optionee's service with the Company is terminated, with the exception of termination resulting from death or disability of the optionee, in which case the option terminates 12 months following the former and 18 months following the later of the two above-mentioned events.

   In addition, in the event of a dissolution, liquidation, sale of substantially all the assets of the Company, a merger or consolidation in which the Company is not the surviving corporation, a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property or the acquisition by any person, entity or group of the beneficial ownership of the Company's securities representing at least 50% of the combined voting power permitted to vote in the election of directors, then those unvested options issued under the Directors' Plan held by optionees then performing services as an employee or director of, or consultant to, the Company are accelerated by one year.

   During the last fiscal year, the Company granted options covering 25,000 shares to each non-employee director who became a director in the year 2000, each having a per share exercise price equal to the fair market value of such common stock on the date of grant, as determined by the closing price reported on the Nasdaq National Market on the date of grant.

Compensation of Executive Officers

   The following table sets forth for the fiscal years ended December 31, 1998, 1999 and 2000, the compensation earned during such periods by the Company's chief executive officer, the four most highly compensated executive officers serving at fiscal year end December 31, 2000 whose salary and bonus for the fiscal year ended December 31, 2000 exceeded $100,000 and one executive officer who departed from the Company during fiscal year 2000 (an individual who would otherwise have been for fiscal year 2000 among the four most highly compensated executive officers serving at fiscal year end had he not departed prior to December 31, 2000). None of the officers named below have received from Chordiant any other annual compensation, were granted any restricted stock award, long term incentive plan payout or received any other compensation other than as set forth below.

         Summary Compensation Table for Chordiant Executive Officers(9)

                                                    Long-term
                                                   Compensation
                                                      Awards
                                                   ------------
                          Annual Compensation
                        -----------------------     Securities
  Name and Principal                                Underlying     All Other
       Position         Year Salary($) Bonus($)     Options(#)  Compensation($)
  ------------------    ---- --------- --------    ------------ ---------------
Samuel T. Spadafora.... 2000  291,667  312,500            --         1,750(8)
 Chairman of the Board
 and Chief Executive    1999  250,000  312,500            --         1,500(8)
 Officer                1998  145,833   46,966      1,809,525          --

Stephen Kelly.......... 2000  184,888  619,948(1)     100,000          --
 President and Chief
 Operating Officer      1999  172,926  267,016(2)     150,000          --
                        1998  112,660  155,164(3)      75,000          --

Donald J. Morrison..... 2000  207,500  174,123(4)      75,000        1,578(8)
 Executive Vice
 President Business
 Development and
 Marketing              1999  190,836  122,645(5)      87,500        1,500(8)
                        1998  169,166   53,214(6)     257,859        1,500(8)

Joseph F. Tumminaro.... 2000  174,167  125,375            --         4,831(8)
 Chief Technology
 Officer                1999  162,083   51,077            --         1,500(8)
                        1998  160,000   38,452          9,358        1,500(8)

Cary G. Morgan......... 2000  134,494   75,241         37,500        3,741(8)
 Acting Chief Financial
 Officer, Acting Chief  1999  109,298   20,499         34,507        1,500(8)
 Accounting Officer and 1998   97,552    9,146         27,500        1,500(8)
 Acting Secretary, Vice
 President, Controller
 and Accounting Officer

Steven R.
 Springsteel(7)........ 2000  174,060  150,828            --           --
 Former Chief Financial
 Officer (resigned)     1999  183,912   93,672        100,000          --
                        1998  155,400   19,425        232,946          --

--------
(1) Includes commissions of $604,778.

(2) Includes commissions of $251,285.

(3) Includes commissions of $155,164.

(4) Includes commissions of $75,685.

(5) Includes commissions of $50,658.

(6) Includes commissions of $51,607.

(7) In October 2000, Mr. Springsteel resigned as our executive vice president of finance and chief financial officer and is no longer an officer of Chordiant.

(8) Consists of 401(k) matching contributions paid by Chordiant.

(9) As required by the rules of the Securities and Exchange Commission, the compensation described in the table excludes medical, group life insurance or other benefits that are available generally to all salaried employees of the Company and other perquisites and personal benefits received that do not exceed the lesser of $50,000 or 10% of any officer's salary and bonus disclosed in this table.

Employment Agreements

   On April 24, 1998, Chordiant entered into an employment agreement with Mr. Spadafora. Under the terms of that agreement, Mr. Spadafora is entitled to receive an annual base salary of $250,000 and is eligible to receive an annual incentive bonus of $200,000. Mr. Spadafora received a $100,000 hiring bonus upon signing the agreement. Pursuant to the terms of his employment agreement, Mr. Spadafora was granted options to purchase 1,809,650 shares of Chordiant common stock. In the event of a "Change in Control" of Chordiant, which is defined as a sale of substantially all of the assets of Chordiant, a merger in which Chordiant is not the surviving corporation or the transfer of more than 50% of the voting interests of Chordiant, Mr. Spadafora will immediately vest in 50% of his then unvested shares. The agreement also provides that Mr. Spadafora's employment may be terminated by either Mr. Spadafora or Chordiant at any time. If Mr. Spadafora's employment is terminated without cause, Mr. Spadafora is entitled to receive 12 months of base salary and he will automatically vest in 50% of his then unvested shares.

   Effective as of January 5, 2001, Chordiant entered into an employment agreement with Mr. Kelly. Under the terms of that agreement, Mr. Kelly is entitled to receive an annual base salary of $300,000 and is eligible to receive quarterly bonuses of $50,000 per quarter and an additional bonus of up to 20% of his salary. Mr. Kelly also receives reimbursements for nanny expenses of up to $30,000 per year and reimbursements for a home rental of up to $4,000 per month. Pursuant to the terms of his employment agreement, Mr. Kelly was granted options to purchase 800,000 shares of Chordiant common stock. In the event of a "Change in Control" of Chordiant, which is defined as a sale of substantially all the assets of Chordiant, a merger in which Chordiant is not the surviving corporation or the transfer of more than 50% of the voting interests of Chordiant, Mr. Kelly will immediately vest in 50% of his then unvested shares. The agreement also provides that Mr. Kelly's employment may be terminated by Chordiant or Mr. Kelly at any time. If Mr. Kelly's employment is terminated without cause, Mr. Kelly is entitled to receive 12 months of base salary and he will immediately vest in 50% of his then unvested shares.

   Effective as of February 14, 2001, Chordiant entered into an employment agreement with Steve G. Vogel. During the period from February 14, 2001 until March 12, 2000, the date upon which he first assumed the tasks of chief financial officer and chief accounting officer, Mr. Vogel was on unpaid leave of absence from the Company. Under the terms of his employment agreement, Mr. Vogel is entitled to receive an annual base salary of $200,000 and is eligible to participate in the Company's bonus plan under which he can receive a bonus, based on the achievement of certain Company objectives, of up to 40% of his salary, and an additional executive year-end bonus of up to 20% of his salary (on a pro-rated basis). The employment agreement also provides for a $40,000 hiring bonus to be paid in two $20,000 installments; the first installment will be paid upon 30 continuous days of employment and the second installment will be paid upon 90 continuous days of employment. These bonus payments are recoverable by the Company on a pro-rated basis should Mr. Vogel's employment terminate for any reason before one full year of service. Pursuant to the terms of his employment agreement, Mr. Vogel was granted options to purchase 312,500 shares of Chordiant common stock. The agreement also provides that Mr. Vogel's employment may be terminated by either Chordiant or Mr. Vogel at any time, for any reason, with or without notice.

                       STOCK OPTION GRANTS AND EXERCISES

   The Company grants options to its executive officers under its 1999 Equity Incentive Program (the "Incentive Plan") and its 2000 Nonstatutory Equity Incentive Plan (the "Nonstatutory Plan").

                       Option Grants In Last Fiscal Year

   The following table lists each grant of stock options made during the fiscal year ended December 31, 2000 to each of the individuals named below. Please also note that a description of the terms used in the table below can be found in the text of the footnotes referenced in the table.

                           Individual Grants
                         ---------------------
                                                                       Potential Realizable
                         Number of  Percentage                           Value at Assumed
                         Securities of Options                         Annual Rates of Stock
                         Underlying Granted to                          Price appreciation
                          Options   Employees    Exercise               for Option Term(1)
                          Granted   In Fiscal     Price     Expiration ---------------------
          Name             (#)(2)    year(3)   ($/Share)(4)    Date      5%($)     10%($)
          ----           ---------- ---------- ------------ ---------- --------- -----------
Samuel T. Spadafora.....      --       --            --           --         --          --


Stephen Kelly...........   50,000      1.1          6.25     05/02/10    509,030     810,545
                           50,000      1.1        11.125     06/23/10    906,073   1,442,769


Donald J. Morrison......   75,000      1.7          7.00     10/18/10    855,170   1,361,715


Joseph F. Tumminaro.....      --       --            --           --         --          --


Cary G. Morgan..........   15,000      0.3          6.25     05/02/10    152,709     243,163
                           22,500      0.5         6.375     06/23/10    233,645     372,040


Steven Springsteel......      --       --            --           --         --          --

--------
(1) The potential realizable value is calculated based on the ten-year term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed as prescribed by the rules of the Securities and Exchange Commission and does not represent Chordiant's prediction of Chordiant's stock price performance.

(2) The shares listed in the table under "Number of Securities Underlying Options Granted" vest in a series of equal monthly installments over the four years following the vesting start date. Chordiant's stock option plans allow for the early exercise of options granted to employees. All options exercised early are subject to repurchase by Chordiant at the original exercise price upon the option holder's cessation of service before the vesting of such holder's shares. Each of the options has a ten-year term, subject to earlier termination if the option holder's service with Chordiant ceases.

(3) Percentages shown under "Percentage of Total Options Granted to Employees in Fiscal Year" are based on an aggregate of 4,360,234 options granted to Chordiant's employees under Chordiant's equity incentive plans during the period from January 1, 2000 through December 31, 2000.

(4) The exercise price of each option was equal to the fair market value of Chordiant's common stock as valued by the board of directors on the date of grant. The exercise price may be paid in cash, in shares of Chordiant's common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same day sale of the purchased shares.

                Aggregated Option Exercises In Last Fiscal Year

   The following table provides the number of shares acquired on exercise and the number and value of securities underlying unexercised options that are held by each of the individuals named below as of December 31, 2000.

                                                    Number of
                                                    Securities
                                                    Underlying
                                                   Unexercised
                                                    Options at      Value of Unexercised
                                                   Fiscal year     In-the-Money Options at
                           Shares                     End(#)        Fiscal year End($)(2)
                         Acquired on    Value    ---------------- -------------------------
          Name           Exercise(#) Realized(1) Vested  Unvested Exercisable Unexercisable
          ----           ----------- ----------- ------- -------- ----------- -------------
Samuel T. Spadafora.....   678,750   $5,629,068  785,125 301,275   3,225,522        --
Stephen Kelly...........   138,541      201,770   62,499 248,960     330,922        --
Donald J. Morrison......   244,687      905,344  207,596 230,576     929,808        --
Joseph F. Tumminaro.....       --           --    26,027     --       77,274        --
Cary G. Morgan..........       --           --    45,656  65,629     144,843        --
Steven Springsteel......   388,340    1,498,989    8,333     --       12,372        --

--------
(1) Based on the fair market value of the Company's common stock on the exercise date, minus the exercise price, multiplied by the number of shares exercised.

(2) Based on the fair market value of the Company's common stock as of December 31, 2000, minus the exercise price, multiplied by the number of shares underlying the options.

  REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
                                  COMPENSATION

   The compensation committee of the board of directors is responsible for recommending to the board the compensation levels for directors, officers, employees and consultants of the Company, including, but not limited to, annual salary, bonus, stock options and other direct or indirect benefits; administering and granting stock options under the various equity compensation plans of the Company; reviewing on a periodic basis the operation of the Company's executive compensation programs to determine whether they are properly coordinated; and establishing and periodically reviewing policies for the administration of executive compensation programs.

   The compensation committee is currently composed of three non-employee directors. Mitchell Kertzman and Kathryn C. Gould have served on the committee since its inception on November 30, 1999. Robert S. McKinney joined the committee on March 26, 2001, bringing the committee membership to its current three members.

 Compensation Philosophy & Committee Policies

   The compensation committee seeks to institute programs and policies that align compensation with business objectives and performance and to enable the Company to attract and retain the highest quality executive officers and other key employees, reward them for the Company's progress and motivate them to enhance long-term stockholder value. Key operational components to uphold this philosophy are as follows:

  . The Company pays competitively with comparable technology companies, both inside and outside its industry, with which the Company competes for talent. To ensure that compensation is competitive, the Company compares its practices with firms competing in the customer relationship management services and software market space, firms that in many cases are more established or mature.

  . The Company maintains cash-based incentive opportunities for executives and other key employees in the form of bonuses and commissions sufficient to provide motivation to achieve operating goals and to generate rewards that bring total compensation to competitive levels.

  . The Company provides significant equity-based incentives for executives, other key employees and consultants to ensure that they are motivated over the long term to respond to the Company's business challenges and opportunities as owners, not merely as employees.

   To meet these goals, the compensation committee has recommended to the board a mix of salary, bonus and stock options as aggregate compensation.

   Base Salary. The compensation committee annually reviews each executive officer's base salary. When reviewing base salaries, the compensation committee considers levels of responsibility, prior experience, breadth of knowledge and industry-related competitive pay practices. Base salaries for executive officers were increased by a range of 7% to 23% for fiscal year 2000 compared to fiscal year 1999. The increases were partially a function of the Company's performance in fiscal year 1999, as well as a function of (i) the need to provide salaries that were within the range of competitive salaries for comparable positions in comparable companies and (ii) the need to address increased living costs in the geographic area where the Company's executive officers live and work.

   Bonus. Bonuses are linked to the attainment of corporate goals including revenue growth achievement, expense containment and earnings per share growth. In determining a given officer's bonus payments, the compensation committee will subjectively evaluate the individual's performance in relation to certain corporate goals and the individuals performance in relation to various achievements of the Company in the recent fiscal year. Other bonus payments are a direct function of percentage of sales-based commissions measured by revenue achievement.

   Equity-based Incentives. The Company is permitted to grant stock options, restricted stock purchase awards and stock bonus awards under its 1999 Equity Incentive Plan to executives and other employees and under its 2000 Nonstatutory Equity Incentive Plan to executives, other employees and consultants. To date, the Company has not granted any restricted stock purchase awards or stock bonuses.

   Through stock option grants, executives and employees receive significant equity incentives to build long-term stockholder value. The options granted to executives and employees have various time-based vesting provisions, encouraging executives and other key employees to remain at the Company and work toward the generation of increased long-term shareholder value. Stock options typically have been granted to executive officers when the executive first joins the Company, in connection with a significant change in responsibilities or job title and, occasionally, to achieve equity with a peer group within the Company.

   The number of shares subject to each stock option grant made to Company executives is based on anticipated future contributions and potential to impact corporate results, and, in certain instances, on past performance. In addition, the vesting schedule for grants made to executive employees during the last fiscal year consisted of monthly vesting over four years following from the vesting start date. However, the compensation committee does believe that vesting should be utilized to create time-based incentives finely-tuned to specific circumstances in the effort to bolster the link between compensation and the creation of increased stockholder value.

   A total of five grants were made to three executive officers during the last fiscal year. The nature of each grant was determined based on consideration of those factors mentioned above. No additional option grants were made to other executive officers because the amount of the existing equity participation by each of those other officers was deemed adequate (The size of these prior option grants, made before the compensation committee came into existence, was determined at the discretion of the board).

 2000 Chief Executive Officer Compensation

   Recommended compensation for the CEO is determined through a process similar to that discussed above for other executive officers of the Company.

   Mr. Spadafora's base salary during fiscal year 2000 as president and chief executive officer was $291,667 (In October of 2000, Mr. Kelly became the acting President). Mr. Spadafora's bonus for the fiscal year 2000 was $312,500. This bonus was based largely on fiscal 2000 performance. In fiscal 2000, the Company achieved, largely as a result of Mr. Spadafora's leadership, several key objectives. First, the Company achieved record financial performance. Second, Chordiant raised $80.4 million in net proceeds through the Company's initial public offering. This provided a substantial amount of working capital to cover increased operating costs associated with the expansion of the Chordiant sales and service infrastructure in both foreign and domestic markets, continued research and development, and the costs associated with the integration of strategic assets acquired via merger and acquisition.

   No stock options were granted to Mr. Spadafora in fiscal year 2000, because the amount of existing equity participation subject to vesting was determined to be an adequate incentive for the next fiscal year.

 Limitations on Deduction of Compensation Paid to Certain Executive Officers

   Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

   The compensation committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to quality as "performance-based compensation."

                                          Compensation Committee

                                          Kathryn C. Gould (Chair)
                                          Mitchell Kertzman
                                          Robert S. McKinney

                     PERFORMANCE MEASUREMENT COMPARISON(1)

   The following graph shows the stockholder return of an investment of $100 in cash on February 14, 2000, the date the Company's initial public offering commenced, for (i) the Company's common stock, (ii) The Nasdaq Stock Market-U.S. Index (the "Nasdaq Stock Market-U.S. Index") and (iii) The Standard & Poor's Computers (Software and Services) Index (the "S&P Computers (Software & Services) Index") to December 31, 2000, the date the Company's 2000 fiscal year ended. All values assume reinvestment of the full amount of all dividends (No cash dividends have been declared on the Company's common stock).

 COMPARISON OF 10 MONTH CUMULATIVE TOTAL RETURN AMONG CHORDIANT SOFTWARE, INC.,
     THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE S&P COMPUTERS (SOFTWARE &
                               SERVICES) INDEX(2)

                        [PERFORMANCE CHART APPEARS HERE]

         EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC
                            CUMULATIVE TOTAL RETURN

               CHORDIANT            NASDAQ STOCK          S&P COMPUTERS
             SOFTWARE INC.          MARKET (U.S.)     (SOFTWARE & SERVICES)
             -------------          -------------     ---------------------
2/15/00         $100.00               $100.00                $100.00
   2/00           88.75                119.01                 104.50
   3/00           41.20                116.56                 115.78
   4/00           15.37                 98.04                  91.49
   5/00           17.12                 86.21                  82.57
   6/00           42.15                101.34                  94.92
   7/00           33.60                 95.85                  84.88
   8/00           30.59                107.18                  93.21
   9/00           19.65                 93.25                  83.53
  10/00           15.45                 85.57                  82.21
  11/00            7.77                 65.97                  65.48
  12/00            7.53                 62.43                  57.30

--------
(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language.

(2) The Nasdaq Stock Market-U.S. Index is calculated by the Center for Research in Securities Prices. The S&P Computers (Software and Services) Index is calculated by Standard & Poor's.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   None of Chordiant's executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of Chordiant's board of directors or compensation committee. For a further description of interlocking transactions, see "Certain Relationships and Related Party Transactions of the Company" found below.

      CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS OF THE COMPANY

   Chordiant has entered into indemnification agreements with Chordiant's directors and officers for the indemnification of and advancement of expenses to these persons to the full extent permitted by law. Chordiant also intends to execute these agreements with Chordiant's future directors and officers.

   Options granted to Chordiant's directors, executive officers and employees are immediately exercisable for both vested and unvested shares, with unvested shares being subject to a right of repurchase in Chordiant's favor if termination of employment occurs before such shares vest. The following individuals have elected to pay the exercise price for some of their outstanding options with full recourse promissory notes secured by the common stock underlying their respective options. The notes bear interest at 5.74% to 6.45% per year, and interest payments on the notes are due and payable annually on the anniversary date of the note. Unpaid principal and interest on the notes are due and payable immediately upon termination of the employee's employment with Chordiant, or two years after the date of the promissory note, whichever is earlier. As of December 31, 2000, the original and outstanding aggregate principal amounts of the promissory notes executed by each executive officer in favor of Chordiant are listed below.

                                                                    Aggregate
                                                                   Original and
                                                                   Outstanding
     Executive Officer                                             Note Amount
     -----------------                                             ------------
     Samuel T. Spadafora..........................................   $440,800
     Donald J. Morrison...........................................   $ 68,906
     Steven Springsteel(1) .......................................   $134,555

--------
(1) Pursuant to the terms of Mr. Springsteel's separation agreement with the Company, the time in which unpaid principal and interest was due and payable under Mr. Springsteel's promissory note was extended 90 days from the date of Mr. Springsteel's termination.

   Pursuant to the terms of that certain Agreement and Plan of Merger and Reorganization by and among the Company, Puccini Acquisition Corp., and Prime Response, Inc., dated January 8, 2001, the Company exchanged 0.60 shares of its common stock for each outstanding share of Prime Response common stock on March 27, 2001. The above-referenced agreement also provided that prior to the closing of the acquisition of Prime Response, the Company undertake efforts to place on its board one non-employee director from the Prime Response board of directors, as then comprised. Pursuant to this provision, Mr. Ford, a managing member of General Atlantic Partners LLP, was appointed to the Company's board of directors on March 27, 2001 as a class II director. As a result of the share exchange effected by the above-mentioned agreement, General Atlantic Partners, LLC, together with its affiliated entities, acquired beneficial ownership of greater than 10% of the outstanding voting securities of the Company.

   Priceline.com, Inc., a provider of Internet pricing systems, is a client of Prime Response, Inc., which as of March 27, 2001 became a wholly-owned subsidiary of Chordiant. Entities affiliated with General Atlantic Partners, LLC held, as of November 10, 2000, approximately 10.52% of the outstanding common stock of Priceline.com, Inc. William E. Ford, one of Chordiant's directors, also serves as a director of Priceline.com, Inc. Mr. Ford is also a managing member of General Atlantic Partners, LLC. During the years ended December 31, 1999 and 2000, Prime Response made sales totaling $540,000 and $340,000, respectively, to Priceline.com consisting of licensed software and related services. At December 31, 2000, $136,000 remained outstanding from this related party.

   E*Trade Group, Inc., a provider of Internet financial services, is a client of Prime Response, Inc., which as of March 27, 2001 became a wholly-owned subsidiary of Chordiant. Mr. Ford serves as a director of E*Trade. During the years ended December 31, 1999 and 2000, Prime Response made sales totaling $27,000 and $391,000, respectively, to E*Trade consisting of licensed software and related services. At December 31, 2000, $71,000 remained outstanding from this related party.

   All future transactions, including loans, between Chordiant and Chordiant's officers, directors and principal stockholders must be approved by a majority of the board of directors, including a majority of the independent and disinterested directors.

   Chordiant does not have any formal policy concerning the direct or indirect pecuniary interest of any of its officers, directors, security holders or affiliates in any investment to be acquired or disposed of by Chordiant or in any transaction to which Chordiant is a party or has an interest. Chordiant will not enter into any such transactions unless approved by a majority of the entire board of directors, not including any interested director.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that an initial statement of beneficial ownership of securities was filed late by Cary Morgan and an initial statement of beneficial ownership of securities and one report of a change in beneficial, which covered a single transaction, was filed late by Stephen Kelly.

                                 OTHER MATTERS

   The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /S/ STEVE G. VOGEL

                                          Steve G. Vogel
                                          Secretary

April 20, 2001

   A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2001 accompanies this Proxy Statement. Further copies are also available without charge upon written request to: Corporate Secretary, Chordiant Software, Inc., 20400 Stevens Creek Blvd., Suite 400, Cupertino, CA 95014. Copies may also be obtained without charge through the SEC's World Wide Web site at http://www. sec.gov.

                                   APPENDIX A

                            CHORDIANT SOFTWARE, INC.

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Purpose:

   The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Chordiant Software, Inc., a Delaware corporation (the "Company"), shall be to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company, to provide the Board with the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the Board's attention. The Committee shall also assist the Board in monitoring the independence and performance of the Company's internal and external auditors.

Composition:

   The Committee shall be comprised of a minimum of three (3) members of the Board. The members of the Committee shall meet the independence and experience requirements of The Nasdaq Stock Market, Inc. The members of the Committee and its Chairperson will be appointed by and serve at the discretion of the Board.

Functions and Authority:

   The operation of the Committee shall be subject to the provisions of the Bylaws of the Company, as in effect from time to time, and to Section 141 of the Delaware General Corporation Law. The Committee shall have the full power and authority to carry out the following responsibilities:

     1. To review and reassess the adequacy of this Charter annually.

     2. To recommend annually to the full Board the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year, which firm is ultimately accountable to the Committee and the Board.

     3. To evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

     4. To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefore, and all other matters the Committee deems appropriate.

     5. To have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements, including, without limitation, the policies for recognition of revenues in financial statements.

     6. To review with management and the independent auditors, upon completion of their audit, financial results for the year, as reported in the Company's financial statements or other disclosures.

     7. To assist and interact with the independent auditors in order that they may carry out their duties in the most efficient and cost effective manner.

     8. To evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

     9. To review the Company's balance sheet, profit and loss statement and statements of cash flows and stockholders' equity for each interim period, and any changes in accounting policy that have occurred during the interim period.

     10. To review and approve all professional services provided to the Company by its independent auditors and consider the possible effect of such services on the independence of such auditors.

     11. Receive periodic written reports from the independent auditor regarding the auditor's independence (including ensuring receipt from the auditor of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1), discuss such reports with the auditor, and if so determined by the Committee, recommend that the Board take appropriate action to insure the independence of the auditor.

     12. To consult with the independent auditors and discuss with Company management the scope and quality of internal accounting and financial reporting controls in effect.

     13. To investigate, review and report to the Board the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board or otherwise, between (a) the Company and (b) any employee, officer or member of the Board of the Company, or any affiliates of the foregoing.

     14. To prepare any report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     15. To perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

   While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

Meetings:

   The Committee will hold at least four (4) regular meetings per year and additional meetings as the Chairperson or Committee deems appropriate. The President and Chief Financial Officer may attend any meeting of the Committee, except for portions of the meetings where his, her or their presence would be inappropriate, as determined by the Committee Chairperson. The Committee will also meet at least annually with the Chief Financial Officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

Minutes and Reports:

   Minutes of each meeting of the Committee shall be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairperson of the Committee shall report to the Board from time to time, or whenever so requested by the Board.

                                     PROXY

                           CHORDIANT SOFTWARE, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 15, 2001


    The undersigned hereby appoints SAMUEL T. SPADAFORA and STEVE G. VOGEL, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Chordiant Software, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Chordiant Software, Inc. to be held at the principal executive office of CHORDIANT SOFTWARE, INC., 20400 STEVENS CREEK BLVD., SUITE 400, CUPERTINO, CA 95014 on TUESDAY, MAY 15, 2001 at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.


    UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

-----------                                                         -----------
SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
   SIDE                                                                SIDE
-----------                                                         -----------

     Please mark
 [X] votes as in
     this example.

Management recommends a vote "FOR" the nominees for director listed below.

1. To elect two directors to hold office until the 2004 Annual
   Meeting of Stockholders.

   Nominees: (01) Kathryn C. Gould and (02) David R. Springett.

               FOR                 WITHHELD        MARK HERE
               BOTH    [_]    [_]  FROM BOTH       IF YOU PLAN  [_]
             NOMINEES              NOMINEES        TO ATTEND
                                                   THE MEETING


   [_]____________________________________________________________
   (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.)


Management recommends a vote "FOR" Proposal 2.
                                                      FOR    AGAINST   ABSTAIN
2. To ratify selection of PricewaterhouseCoopers
   LLP as independent auditors of the Company for     [_]      [_]       [_]
   its fiscal year ending December 31, 2001.


Please vote, sign, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [_]

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.


Signature:___________________ Date:______ Signature:______________ Date:________